UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2
                      AMENDMENT #1 SEC File No.: 333-119848

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            AAA MINERALS INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

AAA Minerals Inc.
Dr. Earl Abbott, President
3841 Amador Way, Reno, Nevada                     89502
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Empire Stock Transfer Inc.
7251 South Lake Mead Blvd., Suite 300
Las Vegas, Nevada
Telephone:  702-562-4091                         89128
------------------------------                 ----------
(Name, address and telephone                   (Zip Code)
number of agent for service)

Registrant's telephone number,
including area code:                           (775)827-2324
                                           Fax:(775)827-2324
                                               --------------
Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|


                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,512,000         $0.25        $628,000     $79.57
-----------------------------------------------------------------------

(1) Based on the last sales price on August 19, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated December 9, 2004

                                PROSPECTUS
                             AAA MINERALS INC.
                             2,512,000 SHARES
                               COMMON STOCK
                             ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 6 - 10.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: December 9, 2004

                              Table Of Contents

                                                                            PAGE
Summary .......................................................................5
Risk Factors ..................................................................6
Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------

  -  If we do not obtain additional financing, our business
     will fail ................................................................6

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................................7

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail ................................................................7

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................................8

  -  Even if we discover commercial reserves of precious metals on the BA property, we may not be able to successfully
     develop the BA claims ....................................................8
  -  We need to continue as a going concern if our business is to succeed ...............................................................8
  - If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected ......................................................9

  -  Because our directors own 61.2% of our outstanding stock, they could control and make corporate decisions that may
     be disadvantageous to other minority stockholders ........................9
  -  Because management has no technical experience in mineral
     Exploration, our business has a higher risk of failure....................9

  -  Because our directors have other business interests, they
     May not be able or willing to devote a sufficient amount of
     Time to our business operations, causing our business to
     fail......................................................................9

  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........................9

  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ...............................................10

Forward-Looking Statements....................................................10
Use of Proceeds ..............................................................10
Determination of Offering Price ..............................................10
Dilution .....................................................................10
Selling Shareholders .........................................................10

Plan of Distribution .........................................................15
Legal Proceedings ............................................................17
Directors, Executive Officers, Promoters and Control Persons..................18
Security Ownership of Certain Beneficial Owners and Management................19
Description of Securities ....................................................20

Interest of Named Experts and Counsel ........................................20

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ...................................................20
Organization Within Last Five Years ..........................................21
Description of Business ......................................................21
Plan of Operations ...........................................................27
Description of Property ......................................................28
Certain Relationships and Related Transactions ...............................28
Market for Common Equity and Related Stockholder Matters .....................28
Executive Compensation .......................................................30
Financial Statements .........................................................30
Changes in and Disagreements with Accountants ................................43
Available Information ........................................................43


                               Summary

Prospective investors are urged to read this prospectus in its entirety.


We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the BA claims located in the Lillooet Mining Division of British Columbia, Canada. We own a 100% interest in the five mineral claims comprising the BA property. On June 23, 2004, we purchased these claims from Carla Bird and Jesse M. Wall of Vancouver, British Columbia for 500,000 shares of our common stock at a deemed price of $0.001 per share, for a total deemed value of $500. The vendors of the BA property acquired the claims for $10,000 in April 2004.


Our objective is to conduct mineral exploration activities on the BA property in order to assess whether it possesses economic reserves of copper, gold and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on May 26, 2004, under the laws of the state of Nevada. Our principal offices are located at 3841 Amador Way, Reno, Nevada, 89502. Our telephone number is (775) 827-2324.

The Offering:

Securities Being Offered Up to 2,512,000 shares of common stock.

Offering Price               The selling shareholders  will  sell our  shares at
                             $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination                  of the Offering The offering will conclude when all
                             of the 2,512,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule
                             144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.
                             In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
And to be Issued 2,512,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                     July 31, 2004
------------------
Cash                                      $30,971
Total Assets                              $30,971
Liabilities                               $ 3,535
Total Stockholders' Equity                $27,436

Statement of Loss and Deficit

                  From Incorporation on
            May 26, 2004 to July 31, 2004

Revenue                   $     0
Net Loss                 ($ 8,564)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE BA PROPERTY OR GENERATE REVENUE.


Our current operating funds are less than necessary to complete all intended exploration of the BA property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the BA property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the BA property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, gold and silver, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the BA property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the BA property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 26, 2004 and, to date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the BA property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.


BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, IT IS UNLIKELY THAT WE WILL DISCOVER A MINERAL DEPOSIT ON THE BA CLAIMS.

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain economic mineralization or reserves of copper, gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.


BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE BA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE BA CLAIMS.


The BA property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to further develop the property. At this time, we cannot assure investors that we will be able to obtain such financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $8,564 at July 31, 2004. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR COST OF CONDUCTING EXPLORATION COULD INCREASE SUBSTANTIALLY, RESULTING IN GREATER CORPORATE LOSSES.


There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the BA property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for certain minterals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 54.4% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 54.4% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Dr. Abbott and our secretary and treasurer, Mr. LaPrairie, intend to respectively devote 25% and 10% of their business time to our affairs. It is possible that the demands on Dr. Abbott and Mr. LaPrairie from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Dr. Abbott and Mr. LaPrairie may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.


BECAUSE WE ONLY HAVE MINERAL EXPLORATION RIGHTS TO THE BA PROPERTY, THE LANDOWNER MAY BE ABLE TO PREVENT US FROM CONDUCTING EXPLORATION ON THE CLAIMS.

We hold the exclusive right to explore the BA property for mineralization and to remove minerals from the property. However, our rights are subject to those held by the fee simple property owner, the government of British Columbia, to make use of the land. If the government decides to develop, sell or make any other use of the land, our right to explore the property could be impacted. As a result, we would not be able to continue exploration on the property and we would be forced to abandon our business plan.


IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,512,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.    500,000 shares of our common stock that we issued to the vendors of the BA
      property  on  June  25,  2004.   These  shares  were  issued  pursuant  to
      Section 4(2) of the Securities Act of 1933;

2. 1,800,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 30, 2004;

3. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 20, 2004;

4. 12,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 19, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.



                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Jessie Wall       250,000      250,000           Nil           Nil
2409 West 43rd Ave.
Vancouver, B.C.

Carla Bird        250,000      250,000           Nil           Nil
255 East 6th St.
Vancouver, B.C.

Sarah Stelling    250,000      250,000           Nil           Nil
144 West 14th St.
Suite 801 Vancouver, B.C.

Robert O'Brian    250,000      250,000           Nil           Nil
905 West 38th Ave.
Vancouver, B.C.

Jason Upton       150,000      150,000           Nil           Nil
4157 West 15th Ave.
Vancouver, B.C.

Jean McLaughlin   150,000      150,000           Nil           Nil
120 East 4th Street
Suite 204
North Vancouver, B.C.

Anthony Joyce     100,000      100,000           Nil           Nil
2475 Bayswater St.
Vancouver, B.C.

Karen Nichol      150,000      150,000           Nil           Nil
1155 Beach Avenue
Suite 702 Vancouver, B.C.

Robert Downie     150,000      150,000           Nil           Nil
2065 West 12th Ave.
Vancouver, B.C.

Jesse Blackmore   150,000      150,000           Nil           Nil
3276 West 6th Ave.
Vancouver, B.C.

Nick Simon        150,000      150,000           Nil           Nil
2495 Bayswater St.
Vancouver, B.C.

Sean Cooney       100,000      100,000           Nil           Nil
1033 Marinaside Cres.
Suite 1508 Vancouver, B.C.

Gerald Kelly      100,000      100,000           Nil           Nil
2930 Cambie Street
Suite 3 Vancouver, B.C.

William Kelly     100,000      100,000           Nil           Nil
440 East 5th Ave.
Suite 308 Vancouver, B.C.

Jason Benko        20,000       20,000           Nil           Nil
160 East 19th St.
Suite 310
North Vancouver, B.C.

Gregory J. Hetet   20,000       20,000           Nil           Nil
1500 Pendrell St.
Suite 303 Vancouver B.C.

Debra Hetet        20,000       20,000           Nil           Nil
1500 Pendrell St.
Suite 303 Vancouver B.C.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Simen Marinkovic   20,000        20,000           Nil            Nil
3190 Tansis Ave.
Suite 35 Coquitlam, B.C.

Tara Marinkovic    20,000        20,000           Nil            Nil
3190 Tansis Ave.
Suite 35 Coquitlam, B.C.

Mark Allen         20,000        20,000           Nil            Nil
2405 Collingwood St.
Vancouver, B.C.

Tony Collins       20,000        20,000           Nil            Nil
2012 Fullerton Ave.
Suite 608
North Vancouver, B.C.

Bonnie McLean      20,000         20,000           Nil           Nil
518 St. Georges Ave.
North Vancouver, B.C.

Mark Weinhaupl     20,000         20,000           Nil           Nil
518 St. Georges Ave.
North Vancouver, B.C.

Jennifer Hennessey 20,000         20,000           Nil           Nil
160 East 19th St.
Suite 310
North Vancouver, B.C.

Jackie Dowling      1,000          1,000           Nil           Nil
3261 Chaucer Ave.
North Vancouver, B.C.

Clare Arnold        1,000          1,000           Nil           Nil
855 West 16th St.
Suite 109
North Vancouver, B.C.

Mercedes Paternaude 1,000          1,000           Nil           Nil
2065 West 12th Ave
Suite 111 Vancouver, B.C.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Salvator Giacomazza 1,000          1,000           Nil           Nil
1039 Keefer Street
Vancouver, B.C.

Domenico Santangeli 1,000          1,000           Nil           Nil
539 Schoolhouse St.
Coquitlam, B.C.

Robert J. Sotham    1,000          1,000           Nil           Nil
1141 Fell Avenue
Burnaby, B.C.

Regina A. Sotham    1,000          1,000           Nil           Nil
1141 Fell Avenue
Burnaby, B.C.

Ann Parrotta        1,000          1,000           Nil           Nil
1748 Napier St.
Vancouver, B.C.

Nicole Stephen      1,000          1,000           Nil           Nil
2582 West 5th Ave.
Vancouver, B.C.

Tracy Lancaster     1,000          1,000           Nil           Nil
2403 William Ave.
North Vancouver, B.C.

Pamela McLean       1,000          1,000           Nil           Nil
518 St. Georges Ave
North Vancouver, B.C.

Krista Lancaster    1,000          1,000           Nil           Nil
174 East 29th St.
North Vancouver, B.C.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,512,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $14,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;
  *  the  compensation  of  the   broker-dealer  and   its  salesperson  in  the
     transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 South Lake Mead Boulevard, Las Vegas, Nevada, 89128.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Dr. Earl Abbott                  62
Dennis LaPrairie                 51

Executive Officers:

Name of Officer                  Age             Office
---------------------           -----           -------
Dr. Earl Abbott                  62             President, Chief
                                                Executive Officer,
                                                and promoter

Dennis LaPrairie                 51             Secretary, Treasurer,
                                                Principal Accounting
                                                Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.


Dr. Earl Abbott has acted as our president, chief executive officer, promoter and as a director since our incorporation on May 26, 2004. Dr. Abbott received his Ph.D. in geology from Rice University in 1972. He is a member in good standing of the Society of Mining Engineers of the American Institute of Mining, Metallurgical and Petroleum Engineers and is a past president of the Nevada chapter of the American Institute of Professional Geologists, the Geological Society of Nevada and the Nevada Petroleum Society. For the past 32 years, Dr. Abbott has been self-employed as a consulting geologist. He has acted as president and a director of Big Bar Gold Corporation, a Alberta and British Columbia reporting company involved in mineral exploration in China and Mexico, since November 2003. Since April 2004, he has also acted as president and a director of Tornado Gold International Corp., a United States reporting company that is involved in mineral property exploration. Dr. Abbott is responsible for managing the day to day affairs of the company, reviewing all geological data and evaluating and acquiring property holdings.

Dr. Abbott devotes 25% of his business time to our affairs. He is responsible for overseeing our day to day affairs, including all administrative aspects. In addition, he is primarily responsible for managing our business operations concerning the acquisition and exploration of mineral properties.

Mr. Dennis LaPrairie has acted as our secretary, treasurer, principal accounting officer and as a director since our incorporation on May 26, 2004. In 1977, he graduated from the University of Nevada (Reno) with a Bachelor of Science degree in Mining Engineering. From April 1984 to present, Mr. LaPrairie has acted as president and owner of LaPrairie Mining Limited. In this capacity, he has provided geological project management and consulting services to mineral exploration and production companies. From April 1994 to July 2004, he was employed as a supervisor with the State of Nevada's Division of Environmental Protection. In this capacity, he worked as an environmental engineer involved in permitting, engineering and technical assistance in the solid waste branch. He also previously acted as a director of Vanadium International Inc. from August 1998 to November 2001, a United States reporting company involved in the exploration of mineral properties.

Mr. LaPrairie devotes 10% of his business time to our affairs. Along with Dr. Abbott, he is responsible for our acquisition and exploration of mineral properties.


Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners And Management


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at December 9, 2004. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Dr. Earl Abbott                  1,500,000       27.21%
Stock          President, Chief
               Executive Officer
               And Director
               3841 Amador Way
               Reno, Nevada 89502

Common         Dennis LaPrairie                 1,500,000       27.21%
Stock          Secretary, Treasurer
               Principal Accounting Officer
               and Director
            1855 Hunter Lake Drive
               Reno, Nevada 89509

Common         All Officers and Directors       3,000,000       54.42%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 5,512,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock


As of December 9, 2004, there were 5,512,000 shares of our common stock issued and outstanding that are held by 38 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.


Warren J. Soloski, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

On April 2, 2004, the Securities & Exchange Commission filed suit against Mr. Soloski and others for alleged violations of the anti-fraud, securities registration, periodic and current reporting, and beneficial ownership reporting provisions of the federal securities laws.

The Commission also brought an enforcement action against Mr. Soloski for insider trading in connection with the sale of shares in Pay Pop, Inc. based upon material nonpublic information he obtained while acting as Pay Pop, Inc.'s attorney. Mr. Soloski sold his 10,000 Pay Pop, Inc. shares for $956.41, thereby avoiding losses of $922.14.


The financial statements included in this prospectus and the registration statement have been audited by Moen and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on May 26, 2004 under the laws of the state of Nevada. On that date, Dr. Earl Abbott and Dennis LaPrairie were appointed as our directors. As well, Dr. Abbott was appointed as our president and chief executive officer, while Mr. LaPrairie was appointed as our secretary and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the BA property. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the BA property is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in five contiguous mineral claims collectively known as the BA property.


Our plan of operation is to conduct exploration work on the BA property in order to ascertain whether it possesses economic quantities of copper, gold or silver. There can be no assurance that economic mineral deposits or reserves, exist on the BA property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property. We intend to continue exploration on the BA property until the geologist that oversees a program advises us that it is unlikely that the claims could contain a mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

We have not yet commenced the initial phase of exploration on the BA property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete the currently recommended exploration programs on the BA property and they are successful, we will need to spend substantial additional funds on further drilling and engineering studies before we will ever know if there is a commercially viable mineral deposit, a reserve, on the property.

The BA property is without known reserves. Our proposed programs are exploratory in nature.


BA Property Purchase Agreement


On June 23, 2004, we entered into an agreement with Carla Bird and Jessie M. Wall, whereby they agreed to sell to us a total of five mineral claims located in the Lillooet Mining Division, British Columbia. In order to acquire a 100% interest in these claims, we issued 250,000 of our common shares each to Ms. Bird and Ms. Wall. At the closing of the agreement, we were required to deliver certificates to the vendors representing a total of 500,000 shares of restricted common stock in our capital. They were required to deliver to us a bill of sale absolute that allows us to register a 100% interest in the claims comprising the BA property in our name. We issued the 500,000 shares at a deemed price of $0.001 each for a total deemed value of $500.

Ms. Bird and Ms. Wall acquired the claims comprising the BA property in April 2004 for the sum of $10,000. They did not conduct any exploration on the BA property or pay any funds to the British Columbia government in order to maintain the property in good standing prior to selling it to us.


Other than selling the BA claims to us, neither Ms. Bird nor Ms. Wall have had any relationship or affiliation with us or our management.

Title to the BA Property


The BA property consists of five mineral claims. We are the beneficial owner of a 100% interest in the claims and are in the process of registering the claims in our name. There are no other underlying agreements or interests in the property.


These claims will only be valid as long as we spend a minimum of $2,000 in exploration work on each claim each year. Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing. This exploration work, or cash payments in lieu, will be due by November 2005.


A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground.


The fee simple owner of the real property underlying the claims that comprise the BA property is the government of British Columbia. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property. We have the right to explore the property for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, the British Columbia government's rights to the land use will not be impacted and it will not have any obligations respecting the land.


Specifics of the four mineral claims are as follows:

Claim Name            Claim Number   Date of Recording     Date of Expiry

BA 1                    406694         Nov 14, 2003         Nov 14, 2006
BA 2                    406695         Nov 14, 2003         Nov 14, 2006
BA 3                    406696         Nov 14, 2003         Nov 14, 2006
BA 4                    406697         Nov 14, 2003         Nov 14, 2006
BA 5                    406698         Nov 14, 2003         Nov 14, 2006

In order to keep the claims comprising the BA property in good standing, we must incur at least $22,000 in exploration work on the claims prior to November 14, 2006. The expiry date is thereby extended for an additional two years. The claims cover an area of 2,500 hectares.

Description, Location and Access


The BA property is located in the Lillooet Mining Division, British Columbia. The claims are located 95 kilometers northwest of the town of Squamish, which is approximately a one hour drive from the city of Vancouver. From Squamish, the claims may only be accessed by helicopter.

The BA property has a rugged topography with surface elevations ranging from 2,000 to 7,000 feet. Mountains rise abruptly on the north side of the property. The highest peak on the property is approximately 7,060 feet above sea level. The south and southwest of the property are bordered by glaciers.

The climate in the region of the BA property is generally warm during the summer, although brisk winds are common on unprotected ridges and peaks. The nearest weather station records a mean rainfall of 741 millimeters per year, a mean snowfall of 2,824 millimeters per year and a mean daily temperature varying from a low of -6.1(0)C to a high of 18.6(0)C. However, conditions are more severe at higher elevations. The area's climate is likened to that of the western interior of British Columbia.

The treeline on the property is located at approximately 1,600 meters on the north facing slope. At lower elevations, cedar, cottonwood, whie pine, Douglas fir and hemlock fir are common with Douglas and hemlock fir being more common at higher elevations. Alpine fir, mosses and grasses are found above the treeline.


There is no power source located on the BA property. We will need to use portable generators if we require a power source for exploration of the property.

Mineralization and Exploration History

George Nicholson, a professional geologist, discovered the BA property in 2003 during a self-commissioned helicopter reconnaissance trip to located mineralized areas newly exposed due to the retreat of glaciers. Gossans are rusty colored surface rock which are caused by the oxidation of pyrite, a rock type more commonly known as "fool's gold". Since pyrite is often associated with mineral deposits, gossans can be a guide to discovering them. The claims partially cover newly exposed mineralization contained within a package of rocks known for mineral occurrences and economic deposits.
The geology of the BA property can be divided into three parts: sediments to the north, volcanic rocks to the east and quartz diorite, a rock formed from the cooling of molten rock beneath the earth's surface, to the west and southwest. The principal plutonic rock is a coarse-grained quartz diorite. Plutonic rock is created when molten rock solidifies at great depth in the earth.

There are no equipment or other infrastructure facilities located on the BA property. As well, the property is free of any mineral workings as only initial sampling has been completed on the property. This sampling resulted in the discovery of anomalous values, principally in copper, but also in gold, silver and barium. No economic values have been discovered to date.

There is no other recorded work or evidence of previous exploration work within the areas of the BA property. We have not incurred any exploration expenditures on the BA property to date. Neither our directors and officers, nor either of the vendors of the property, have not been to the property.


Geological Report: BA Property


We have obtained a geological report on the BA property that was prepared by Mr. Glen Macdonald, a professional geologist, of Vancouver, British Columbia. We commissioned the report in June 2004. The geological report summarizes the results of exploration on the BA property and makes a recommendation for further exploration work.

Mr. Macdonald completed the report during June and July 2004. His report is based upon a review of exploration data filed with the British Columbia government. Mr. Macdonald did not attend the property or conduct any exploration as part of its report preparation.


In his report, Mr. Macdonald concludes that further exploration work on the BA property is recommended. He recommends an initial program of sampling and mapping. Sampling consists of gathering soil or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Geological mapping involves plotting previous exploration data relating to the BA property on a map in order to determine the best locations to conduct subsequent exploration work.


The mapping portion of the program will allow us to determine which areas of the property have shown the greatest potential to host a mineral deposit. The sampling portion of the program will allow us to determine which areas of the property have the highest precious or base mineral content. We can then focus future exploration in these areas.

Mr.  Macdonald   proposes  the  following  budget  for  this  initial  phase  of exploration:

         Geologist                           $800
         Technician                          $400
         Room and board                      $200
         Supplies                            $200
         Helicopter                        $2,400
         Assays                              $900
         Report                            $1,000
         Filing Fees                         $400

         Total:                            $6,200


This first phase of exploration is scheduled for the spring of 2005 and is estimated to take one month to complete.

Based upon the results from this initial phase, Mr. Macdonald recommends a phase two program consisting of more detailed mapping and sampling of areas of interest determined as a result of the phase one exploration program. The program will be more detailed in that a greater number of samples will be gathered and, as a result, more sampling data will be mapped. The proposed budget for the second phase is as follows:


         Geologist                         $2,000
         Technician                        $1,000
         Room and board                      $500
         Supplies                            $200
         Helicopter                        $3,600
         Assays                            $1,500
         Report                            $2,000
         Filing Fees                         $800

         Total:                           $11,600


This second phase of exploration is scheduled for the summer of 2005 and is estimated to take one month to complete.

In a mapping and sampling program, the geologist is responsible for making observations regarding property rock formations, plotting data on property maps and choosing sample locations. The technician is essentially an assistant to the geologist who carries equipment, places flags on sample areas, takes the samples and properly labels them.

In our initial two phases of exploration, we anticipate using sample bags, metal sample tags, record books, sample cards, flagging materials and maps.


Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Our first two phases of exploration, which will consist of grid emplacement; geological, geochemical and geophysical surveys; and trenching will not require any reclamation and environmental mediation work because there will not be significant physical disturbance to the land. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust  generation  will  have  to   be   minimal  or  otherwise
                  re-mediated;

         -        Dumping  of   material   on  the  surface   will  have  to  be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         -        The  socio-economic  impact  of  the  project  will have to be
                  evaluated  and   if   deemed   negative,   will  have   to  be
                  re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

While it is difficult to know exactly how much these costs will be until we have a better indication of the size and tenor of any production operation, we would expect that they could be as high as $100,000.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two mapping and sampling programs on the BA property. We anticipate that the costs of these programs will be approximately $18,000.


We intend to retain Glen Macdonald or Edward McCrossan, both professional geologists, to undertake the proposed exploration on the BA property given their familiarity with the property area. We do not have any verbal or written agreement regarding the retention of Mr. Macdonald or Mr. McCrossan for this exploration program, though both have indicated that if they are available, they are prepared to provide their services. We would prefer to retain Mr. Macdonald since he has conducted a review of the information on the specific property site. Mr. McCrossan is familiar with the region in general.

We intend to commence the initial phase of exploration in the spring of 2005 and anticipate that it will take approximately one month to complete, including the interpretation of all data collected.

We will proceed with the phase two exploration program in the summer of 2005. We expect this program will take approximately one month to complete. The details of this exploration is described in greater detail in the section entitled "Description of Business".

Once this data is collected, it will be analyzed by our directors who both have technical training in the field in conjunction with the geologist who oversees the exploration program.


As well, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.


Total expenditures over the next 12 months are therefore expected to be $43,000. We will be able to satisfy our cash requirements for approximately seven months.


While we have enough funds on hand to complete the initial two phases of exploration on the BA property, we will require additional funding to cover our administrative expenses and additional exploration of the BA property.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the BA property. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.

If we are unable to arrange additional financing or find a joint venture partner for the BA property, our business plan will fail and operations will cease.

Results Of Operations For Period Ending July 31, 2004

We did not earn any revenues during the period ending July 31, 2004. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $8,564 for the period from our inception on May 26, 2004 to July 31, 2004. These operating expenses were comprised of mineral property costs of $5,000, accounting and audit fees of $3,535, mineral property acquisition costs of $6,000 and bank charges of $29.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest in five mineral claims comprising the BA property. We do not own or lease any property other than the BA property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;


  * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Dr. Earl Abbott;
  *  Any relative or spouse of any of the foregoing persons who has the same house as such person;
  *  Immediate  family  members  of  directors,   director  nominees,  executive
     officers and owners of 5% or more of our common stock.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  38  registered
shareholders.

Rule 144 Shares

A total of 2,512,000 shares of our common stock are available for resale to the public after June 23, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 55,120, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on May 26, 2004 to July 31, 2004 and subsequent to that period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock *   SARs payouts  Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
________________________________________________________________________________
Earl     Pres., 2004  $0     0      0        0          0        0
Abbott   CEO &
         Dir.

Dennis   Sec.,  2004  $0     0      0        0          0        0
LaPrarie & Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Dr. Abbott or Mr. LaPrairie. We do not pay them any amount for acting as a director.

                        Financial Statements

Index to Financial Statements:

1. Independent Auditor's Report;

2. Audited financial statements for the period from May 26,2004 (inception) to July 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                                AAA MINERALS INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                  July 31, 2004

                                                     MOEN AND COMPANY
                                                  CHARTERED ACCOUNTANTS
Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
--------------------------------------------------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Directors of
AAA Minerals Inc.  (A Nevada Corporation)
(An Exploration Stage Company)

We have audited the accompanying balance sheet of AAA Minerals Inc. (A Nevada Corporation) (An Exploration Stage Company) as of July 31, 2004, and the related statements of operations, retained earnings (deficit), cash flows and Statement of stockholders' equity for the period from incorporation date, and inception date, of May 26, 2004 to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Minerals Inc. (A Nevada Corporation) (An Exploration Stage Company) as of July 31, 2004, and the results of its operations and its cash flows for the period from incorporation date, and inception date of May 26, 2004 to July 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

                                                              "Moen and Company"
Vancouver, British Columbia, Canada

                                                           Chartered Accountants

September 27, 2004

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
BALANCE SHEET
July 31, 2004
(Expressed in US Dollars)
================================================================================

                                     ASSETS
                                     ------
                                                                                                    2004
                                                                                                    ----
Current Assets
   Cash                                                                                           $ 30,971
--------------------------------------------------------------------------------------------------------------

Total Assets                                                                                      $ 30,971
==============================================================================================================


                                   LIABILITIES
                                   -----------
Current Liabilities
   Accrued liabilities                                                                            $  3,535
--------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                                    3,535
--------------------------------------------------------------------------------------------------------------


                              STOCKHOLDERS' EQUITY
                              --------------------
Common Stock (Note 4)
   75,000,000 shares authorized, with a $0.001 par value,
   5,500,000 shares issued and outstanding                                                           5,500
Additional Paid in Capital                                                                          30,500
--------------------------------------------------------------------------------------------------------------

                                                                                                    36,000

Deficit Accumulated During The Exploration Stage                                                    (8,564)
--------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                          27,436
--------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                        $ 30,971
==============================================================================================================



Approved on Behalf of the Board:


"Dr. Earl W. Abbott"                , Director and Chief Executive Officer
------------------------------------
"Dennis LaPrairie"                  , Director and Chief Financial Officer
------------------------------------

             The accompanying notes and independent Auditors' Report

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in US Dollars)
================================================================================

                                                                                                   From
                                                                                               May 26, 2004
                                                                                              (Inception) to
                                                                                                July 31,
                                                                                                   2004
                                                                                                   ----
Revenue                                                                                         $          -
----------------------------------------------------------------------------------------------------------------

Expenses
   Accounting and audit fees                                                                           3,535
   Bank charges                                                                                           29
   Mineral property costs                                                                              5,000
----------------------------------------------------------------------------------------------------------------

Total Expenses                                                                                         8,564
----------------------------------------------------------------------------------------------------------------

Net loss for the period                                                                         $     (8,564)
================================================================================================================

Basic and diluted loss per share                                                                $    (0.003)
================================================================================================================

Weighted average number of shares outstanding                                                      2,523,684
================================================================================================================





            The accompanying notes and independent Auditors' Report

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF RETAINED EARNINGS (DEFICIT)
(Expressed in US Dollars)
================================================================================

                                                                                                   From
                                                                                               May 26, 2004
                                                                                              (Inception) to
                                                                                                July 31,
                                                                                                   2004
                                                                                                   ----
Retained earnings, beginning of the period                                                      $          -

Net loss for the period                                                                                8,564
----------------------------------------------------------------------------------------------------------------


Retained earnings (Deficit), end of the period                                                  $     (8,564)
================================================================================================================










             The accompanying notes and independent Auditors' Report

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in US Dollars)
================================================================================

                                                                                                  From
                                                                                              May 26, 2004
                                                                                             (Inception) to
                                                                                                July 31,
                                                                                                  2004
                                                                                                  ----
Operating Activities

   Net loss for the period                                                                     $   (8,564)
   Item not requiring use of cash
     Mineral property costs                                                                         5,000

   Change in non-cash working capital balance related to operations

     Accrued liabilities                                                                            3,535
---------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                                 (29)
---------------------------------------------------------------------------------------------------------------

Net cash from investing activities                                                                      -
---------------------------------------------------------------------------------------------------------------

Financing Activities

   Capital stock issued                                                                            31,000
---------------------------------------------------------------------------------------------------------------

Net cash from financing activities                                                                 31,000
---------------------------------------------------------------------------------------------------------------

Increase in cash during the period                                                                 30,971

Cash, beginning of the period                                                                           -
---------------------------------------------------------------------------------------------------------------

Cash, end of the period                                                                        $   30,971
===============================================================================================================

Supplemental Disclosure
         Interest paid                                                                                  -
         Income taxes paid                                                                              -
         Shares issued for acquisition of mineral property                                          5,000





             The accompanying notes and independent Auditors' Report

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in US Dollars)
================================================================================

                                                                                                Deficit
                                                                                              Accumulated
                                                                              Additional      During the
                                                    Common Shares               Paid-in       Exploration
                                           ---------------------------------
                                               Number         Par Value         Capital          Stage          Total
                                              -------         ---------         -------          -----          -----
Balance May 26, 2004 (Date of Inception)                -  $            -   $            -  $          -  $        -
Capital stock issued for cash
 - June, 2004 at $0.001                         3,000,000           3,000                -             -       3,000
 - June, 2004 at $0.01                          1,800,000           1,800           16,200             -      18,000
 - July, 2004 at $0.05                            200,000             200            9,800             -      10,000
Capital stock issued for mineral property
                                                  500,000             500            4,500             -       5,000
Net loss for the period                                 -               -                -        (8,564)   (  8,564)
-----------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2004                          5,500,000  $        5,500   $       30,500  $     (8,564) $   27,436
=======================================================================================================================







             The accompanying notes and independent Auditors' Report

AAA MINERALS INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2004
================================================================================

Note 1        Nature and Continuance of Operations
              ------------------------------------
     The Company was incorporated in the State of Nevada on May 26, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $8,564 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

     The Company is planning to file an SB-2 Registration Statement to register 5,512,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in US dollars. The Company's fiscal year end is July 31.

              Mineral Property Costs
              ----------------------
              The Company has been in the exploration stage since its incorporation and inception on May 26, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------
              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The Company's functional and reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

              Financial Instruments
              ---------------------
              The carrying value of cash, and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.


              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------
              Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              Basic and Diluted Net Loss Per Share
              ------------------------------------
              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.


              Stock-based Compensation
              ------------------------
              In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and
              (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended July 31, 2004.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------
              Stock-based Compensation (cont'd)
              -------------------------
              The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To July 31, 2004 the Company has not granted any stock options.

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Comprehensive Loss
              ------------------
              SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

              Cash and Cash Equivalents
              -------------------------
              The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

              Concentration of Credit Risk
              ----------------------------
              Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

Note 3        Mineral Property
              ----------------
              Pursuant to a mineral property purchase agreement dated June 23, 2004, the Company acquired a 100% undivided right, title and interest in five mineral claims, located in the Lillooet Mining Division of British Columbia, Canada by issuance of 500,000 common shares of the Company's capital stock at a deemed price of $0.01 per share.


Note 4        Share Capital
              -------------
              The total number of common stock authorized that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from May 26, 2004 (Inception) to July 31, 2004 the Company issued 5,000,000 common shares for total cash proceeds of $31,000. In addition the Company issued 500,000 common shares for mineral property. Subsequent to July 31, 2004 the Company issued 12,000 common shares for total cash proceeds of $3,000.

              At July 31, 2004 there were no outstanding stock options or warrants.


Note 5        Income Taxes
              ------------
              Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $8,564 which commence expiring in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

              The components of the net deferred tax asset at July 31, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                                   2004
                                                                     $

Net Operating Loss                                                8,564

Statutory Tax Rate                                                 34%

Effective Tax Rate                                                  -

Deferred Tax Asset                                               2,912

Valuation Allowance                                             (2,912)
--------------------------------------------------------------------------------

Net Deferred Tax Asset                                             -
================================================================================

            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                        Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     79.57
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  6,000.00
Legal fees and expenses                                     $  5,500.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 15,079.57
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 1,500,000 shares of our common stock to Dr. Earl Abbott on June 23, 2004 and 1,500,000 shares to Mr. Dennis LaPrairie on June 23, 2004. Dr. Abbott is our president, chief executive officer and a director. Mr. LaPrairie is our secretary, treasurer, principal financial officer and a director. They acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act").

We issued 250,000 shares of our common stock to Ms. Jessie Wall and 250,000 shares to Carla Bird, the vendors of the BA property, on June 25, 2004 pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

In connection with this issuance, Ms. Wall and Ms. Bird were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. They also represented to us that they were each acquiring the shares as principal for their own accounts with investment intent. They also each represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,800,000 shares of our common stock at a price of $0.01 per share to the following 12 purchasers on June 30, 2004:

         Name of Subscriber                           Number of Shares
         ------------------                           ----------------
         Sarah Stelling                                  250,000
         Robert O'Brien                                  250,000
         Jason Upton                                     150,000
         Jean McLaughlin                                 150,000
         Anthony Joyce                                   100,000
         Karen Nichol                                    150,000
         Robert Downie                                   150,000
         Jesse Blackmore                                 150,000
         Nick Simon                                      150,000
         Sean Cooney                                     100,000
         Gerald Kelly                                    100,000
         William Kelly                                   100,000


The total amount received from this offering was $18,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 200,000 shares of our common stock at a price of $0.05 per share to the following 10 purchasers on July 20, 2004:

         Name of Subscriber                           Number of Shares
         -----------------                            ----------------
         Jason Benko                                      20,000
         Gregory J. Hetet                                 20,000
         Debra Hetet                                      20,000
         Simen Marinkovic                                 20,000
         Tara Marinkovic                                  20,000
         Mark Allen                                       20,000
         Tony Collins                                     20,000
         Bonnie McLean                                    20,000
         Mark Weinhaupl                                   20,000
         Jennifer Hennessey                               20,000

The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 12,000 shares of our common stock at a price of $0.25 per share to the following 10 purchasers on July 20, 2004:

         Name of Subscriber                           Number of Shares
         ------------------                           ----------------
         Jackie Dowling                                    1,000
         Clare Arnold                                      1,000
         Mercedes Patenaude                                1,000
         Salvator Giacomazza                               1,000
         Domenico Santangeli                               1,000
         Robert J. Sotham                                  1,000
         Regina A. Sotham                                  1,000
         Ann Parrotta                                      1,000
         Nicole Stephen                                    1,000
         Tracey Lancaster                                  1,000
         Pamela McLean                                     1,000
         Krista Lancaster                                  1,000

The total amount received from this offering was $3,000. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description


  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1*            Legal opinion of Warren J. Soloski, with consent to use
 10.1*            Mineral Property Purchase Agreement
 23.1             Consent of Moen & Company, Chartered Accountants
 23.2             Consent of Glen Macdonald, Professional Geologist
 99.1             BA Property Location Map

  * filed as an exhibit to our registration statement on Form SB-2 dated October 20, 2004

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada on December 9, 2004.


                              AAA Minerals Inc.

                             By:/s/ Dr. Earl Abbott
                              ------------------------------
                              Dr. Earl Abbott, President, Chief
                              Executive Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Dr. Earl Abbott     President, Chief Executive     December 9, 2004
----------------------- Officer and Director
Dr. Earl Abbott



/s/ Dennis LaPrairie    Secretary, Treasurer,          December 9, 2004
----------------------- Principal Accounting
Dennis LaPrairie        Officer, Principal Financial
                        Officer and Director